    As filed with the Securities and Exchange Commission on August 20, 1999
                                                           Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ______________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ______________
                       WALKER INTERACTIVE SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)
                                ______________
  DELAWARE                                                   95-2862954
  (State of Incorporation)                                   (I.R.S. Employer
                                                             Identification No.)
                                ______________
                               303 Second Street
                            San Francisco, CA 94107
                                (415) 495-8811
         (Address and telephone number of principal executive offices)

                                ______________
                 1992 Employee Stock Purchase Plan, as Amended
          1993 Non-Employee Directors' Stock Option Plan, as Amended
   1995 Nonstatutory Stock Option Plan for Non-Officer Employees, as Amended
                           (Full title of the plans)

                                Leonard Y. Liu
         Chairman of the Board, President and Chief Executive Officer
                       Walker Interactive Systems, Inc.
                               303 Second Street
                            San Francisco, CA 94107
                                (415) 495-8811
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ______________
                                  Copies to:
                             Jamie E. Chung, Esq.
                              Cooley Godward LLP
                        One Maritime Plaza, 20/th/ Floor
                         San Francisco, CA 94111-3580
                                (415) 693-2000

                          ____________________________
                        CALCULATION OF REGISTRATION FEE

 ===================================================================================================================================
 Title of Securities to        Amount to be           Proposed Maximum           Proposed Maximum           Amount of
 be Registered                Registered (1)         Offering Price Per         Aggregate Offering       Registration Fee
                                                         Share (2)                  Price (2)
------------------------------------------------------------------------------------------------------------------------------------
Stock Options and
Common Stock (par
 value $.001)                      2,050,000            $2.6653-$2.8438              $5,665,491.82              $1,575.01
====================================================================================================================================

(1) This registration statement is intended to cover the offering of up to 550,000 shares, 100,000 shares and 1,400,000 shares of the Company's Common Stock pursuant to its 1992 Employee Stock Purchase Plan, as amended, its 1993 Non-Employee Directors' Stock Option Plan, as amended, and its 1995 Nonstatutory Stock Option Plan for Non-Officer Employees, as amended, respectively.

(2) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and the aggregate offering price are based upon: (a) the weighted average exercise price, for shares subject to options previously granted under the Company's 1995 Nonstatutory Stock Option Plan for Non-Officer Employees, as amended, pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act"), and (b) the average of the high and low prices of the Company's Common Stock on August 19, 1999 as reported on the NASDAQ National Market System, pursuant to Rule 457(c) under the Act, for (i) shares issuable pursuant to unissued options under the 1992 Employee Stock Purchase Plan, as amended, (ii) shares issuable pursuant to unissued

                                                                     Page 1 of 8
                                                         Exhibit Index at Page 6
     options under the 1993 Non-Employee Directors' Stock Option Plan, as amended, and (iii) shares issuable pursuant to unissued options under the 1995 Nonstatutory Stock Option Plan for Non-Officer Employees, as amended. The following chart illustrates the calculation of the registration fee:

 ===================================================================================================================================
     Type of Shares                                Number of Shares       Offering Price per       Aggregate Offering
                                                                                Share                     Price
------------------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding
options under the 1995 Nonstatutory Stock
Option Plan for Non-Officer Employees                       920,438       $2.6653     (2)(a)            $2,453,243.40
------------------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to unissued stock
options under the 1992 Employee Stock
Purchase Plan                                               550,000       $2.8438  (2)(b)(i)            $1,564,090.00
------------------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to unissued stock
options under the 1993 Non-Employee
Directors' Stock Option Plan                                100,000       $2.8438 (2)(b)(ii)            $  284,380.00
------------------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to unissued stock
options under the 1995 Nonstatutory Stock
Option Plan for Non-Officer Employees                       479,562       $2.8438(2)(b)(iii)            $1,363,778.42
------------------------------------------------------------------------------------------------------------------------------------
Proposed Maximum Aggregate Offering
Price                                                                                                   $5,665,491.82
------------------------------------------------------------------------------------------------------------------------------------
Amount of Registration Fee                                                                              $    1,575.01
====================================================================================================================================

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                   INCORPORATION BY REFERENCE OF CONTENTS OF
                      REGISTRATION STATEMENT ON FORM S-8


     The contents of Registration Statements on Form S-8, Nos. 33-64426, 33-87022, 333-02942, 333-08629, 333-39913 and 333-57199 filed with the Securities and Exchange Commission on June 14, 1993, December 5, 1994, April 2, 1996, July 23, 1996, November 10, 1997 and June 19, 1998, respectively, are incorporated by reference herein.



                                    EXHIBITS

Exhibit
Number
------

5.1              Opinion of Cooley Godward LLP

23.1             Independent Auditors' Consent

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24               Power of Attorney is contained on the signature pages

99.1             1992 Employee Stock Purchase Plan, as amended (1)

99.2             1993 Non-Employee Directors' Stock Option Plan, as amended (1)

99.3 1995 Nonstatutory Stock Option Plan for Non-Officer Employees, as Amended (2)

____________________

(1) Incorporated by reference to the attachments to the Company's 1999 Proxy Statement

(2) Incorporated by reference to Exhibit 10.14 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 20, 1999.


                           WALKER INTERACTIVE SYSTEMS, INC.



                           By: /s/ Leonard Y. Liu
                               ----------------------------------------------

                           Name:  Leonard Y. Liu

                           Title: Chairman of the Board, President and Chief
                                  Executive Officer



                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard Y. Liu and Michael B. Shahbazian, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                            Title                                            Date
/s/ Leonard Y. Liu                                  Chairman of the Board, President and              August 20, 1999
-----------------------------------------------     Chief Executive Officer (Principal
       Leonard Y. Liu                               Executive  Officer)


/s/ Michael B. Shahbazian                           Senior Vice President and Chief Financial         August 20, 1999
-----------------------------------------------     Officer (Principal Financial Officer)
       Michael B. Shahbazian


/s/ Steven Leung                                    Corporate Controller                              August 20, 1999
-----------------------------------------------
       Steven Leung


/s/ Richard C. Alberding                            Director                                          August 20, 1999
-----------------------------------------------
       Richard C. Alberding


                                                    Director                                          August 20, 1999
_______________________________________________
       Tania Amochaev


/s/ William A. Hasler                               Director                                          August 20, 1999
-----------------------------------------------
       William A. Hasler


/s/ John M. Lillie                                  Director                                          August 20, 1999
-----------------------------------------------
       John M. Lillie


/s/ David C. Wetmore                                Director                                          August 20, 1999
-----------------------------------------------
       David C. Wetmore

                                 EXHIBIT INDEX




Exhibit                                                            Sequential
Number                        Description                          Page Number

5.1    Opinion of Cooley Godward LLP                                    7

23.1   Independent Auditors' Consent                                    8

23.2   Consent of Cooley Godward LLP is contained in Exhibit
       5.1 to this Registration Statement

24     Power of Attorney is contained on the signature pages

99.1   1992 Employee Stock Purchase Plan, as amended (1)

99.2 1993 Non-Employee Directors' Stock Option Plan, as amended (1)

99.3   1995 Nonstatutory Stock Option Plan for Non-Officer
       Employees, as amended (2)



____________________

(1) Incorporated by reference to the attachments to the Company's 1999 Proxy Statement

(2) Incorporated by reference to Exhibit 10.14 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.